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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (Reg. No. 333-81255) of Lear Corporation of our report dated March 31, 1999 relating to the financial statements of UT Automotive, Inc. (formerly a wholly-owned operating segment of United Technologies Corporation), appearing in Lear Corporation's Current Report on Form 8-K dated May 4, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Detroit, Michigan

October 15, 1999